EXHIBIT 4.9

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 18, 2003, by and among CAMINOSOFT CORP., a corporation organized under the laws of the State of California (the "COMPANY"), and the purchasers (the "PURCHASERS") set forth on the execution pages hereof (the "EXECUTION PAGES").

                                   WITNESSETH:

      A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

      B. Each Purchaser desires to purchase, severally and not jointly, subject to the terms and conditions stated in this Agreement, (i) shares of the Company's common stock, no par value (the "COMMON STOCK"), in the respective denominations described on EXHIBIT A attached hereto (the "SCHEDULE OF PURCHASERS"), and (ii) warrants (in each of the forms attached hereto as EXHIBIT B-1 and EXHIBIT B-2, including any warrants issued in replacement thereof, the "WARRANTS"), to acquire shares of Common Stock in the respective denominations and types described on the Schedule of Purchasers. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES."

      C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW, THEREFORE, the Company and each Purchaser hereby agree as follows:

1.    CERTAIN DEFINITIONS.

      For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

      "AFFILIATE" or "AFFILIATES" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

      "BUSINESS DAY" shall mean any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded is open for business.

      "INVESTMENT AMOUNT" shall mean the dollar amount to be invested in the Company at the Closing pursuant to this Agreement by a Purchaser, as set forth on the Schedule of Purchasers.

      "LIEN" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

      "MATERIAL ADVERSE EFFECT" shall mean an event that (i) adversely affects the validity, legality or enforceability of any Transaction Document, (ii) has or results in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impairs the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents; provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock, or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

      "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock.

      "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

      "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      "SECURITIES" shall mean the Shares, the Warrants and the Warrant Shares.

      "SHARES" means the shares of Common Stock to be issued and sold by the Company and purchased by the Purchasers at the Closing.

      "SUBSIDIARY" or "SUBSIDIARIES," when used with respect to subsidiaries of the Company in Sections 3 or 4 of this Agreement, means or includes only a "Significant Subsidiary" as defined in Rule 405 of Regulation C under the Securities Act.

      "TRANSACTION  DOCUMENTS"  means  this  Agreement  (and  its  Exhibits  and
Schedules),  the  Warrants,  the  Registration  Rights  Agreement  and any other documents or agreements executed in connection with the transactions contemplated hereunder.

      "TRANSFER AGENT" shall mean the Company's transfer agent (currently US Stock Transfer Corporation).

2.    PURCHASE AND SALE OF SHARES AND WARRANTS.

      a. GENERALLY. Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and
Section 7 below, each Purchaser shall purchase from the Company the number of Shares and Warrants determined as provided in this Section 2, and the Company shall issue and sell such number of Shares and Warrants to each Purchaser for such Purchaser's Investment Amount as provided below. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of the Securities to each of the Purchasers is a separate sale.

      b. NUMBER OF CLOSING SHARES AND WARRANTS; FORM OF PAYMENT; CLOSING DATE.

            (i) On the Closing Date (as defined below), the Company shall sell and each Purchaser shall buy (A) the number of Shares set forth on the Schedule of Purchasers for the purchase prices set forth on the Schedule of Purchasers, and (B) Warrants exercisable for shares of Common Stock equal to the number of Shares set forth on the Schedules of Purchasers and in the respective forms set forth thereon. On the Closing Date, each Purchaser shall pay the Company an amount equal to such Purchaser's Investment Amount.

            (ii) On the Closing Date, each Purchaser shall pay its Investment Amount by wire transfer to the Company, in accordance with the Company's written wiring instructions (PROVIDED, HOWEVER, that BFSUS Special Opportunities Trust plc shall have until the close of business on December 23, 2003 to pay its Investment Amount), against delivery to Kirkpatrick & Lockhart LLP of certificates representing the Shares (no later than the close of business on December 24, 2003) and duly executed Warrants being purchased by such Purchaser, and the Company shall deliver such Shares and Warrants against delivery of such Purchaser's Investment Amount.

            (iii) Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the sale of the Shares and the Warrants pursuant to this Agreement (the "CLOSING") shall be 3:00 p.m. Dallas time on December 18, 2003 or such other date or time as the Purchasers and the Company may mutually agree ("CLOSING DATE"). The Closing shall he held at the offices of Kirkpatrick & Lockhart LLP, 2828 North Harwood Street, Suite 1800, Dallas, Texas 75201 or at such other place as Purchasers and the Company may otherwise mutually agree.

3.    THE PURCHASER'S REPRESENTATIONS AND WARRANTIES.

      Each Purchaser jointly and not severally represents and warrants to the Company as follows:

      a. PURCHASE FOR OWN ACCOUNT. The Purchaser is purchasing the Securities for the Purchaser's own account and not with a present view towards the distribution thereof. The Purchaser understands that the Purchaser must bear the economic risk of this investment, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities. Notwithstanding anything in this Section 3(a) to the contrary, by making the foregoing representation, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws; provided, that in the case of any transfer of the Securities pursuant to an exemption, such transfer is made in accordance with the provisions of Section 3(e).

      b. INFORMATION. The Purchaser has been furnished all materials (excluding any material nonpublic information) relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company.

      c. GOVERNMENTAL REVIEW. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

      d. AUTHORIZATION; ENFORCEMENT. The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares and the Warrants in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      e. TRANSFER OR RESALE. The Purchaser understands that (i) the Securities have not been registered under the Securities Act or any state securities laws, and except as provided in the Registration Rights Agreement, the Securities are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder or sold pursuant to and in accordance with Rule 144 under the Securities Act, or (b) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, and (ii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreement.

      f. LEGENDS. The Purchaser understands that the Shares, and until such time as the Warrants convert to Warrant Shares, the Warrants, may bear a restrictive legend in substantially the following form:

            NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

      Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act provided the Purchasers at the time any of the Purchasers request a removal of the legend on any certificate evidencing all or any portion of such Securities or to transfer any of the same (or a broker acting on such Purchaser's behalf) provides to the Company (or to the TRANSFER AGENT on the Company's behalf) reasonable written assurances to the effect that any of the Shares or Warrant Shares, as the case may be, sold or to be sold by such Purchasers have been, or will be, sold in accordance with the plan of distribution set forth in the prospectus and in compliance with the prospectus delivery requirements under the Securities Act, or (ii) following any sale of such Securities pursuant to and in accordance with Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following the effective date or at such earlier time as a legend is no longer required for such Securities, the Company will no later than three (3) Business Days following the delivery by a Purchaser to the Company or the TRANSFER AGENT of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any TRANSFER AGENT of the Company that enlarge the restrictions on transfer set forth in this
Section 3(f).

      The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

      g. INVESTOR STATUS. The Purchaser is an "ACCREDITED INVESTOR" within the meaning of Rule 501 Regulation D under the Securities Act. In the normal course of its business, it invests in or purchases securities similar to the Securities and it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Securities.

      h. RESTRICTED SECURITIES. The Purchaser understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each Purchaser as follows:

      a. ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized and existing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The Company has no direct or indirect Subsidiaries other than those listed in SCHEDULE 4(A). Except as disclosed in SCHEDULE 4(A), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

      b. AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Shares and the Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its shareholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company and the other parties thereto to the extent required of the Registration Rights Agreement and the Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      c. CAPITALIZATION. The capitalization of the Company as of the date hereof is set forth on SCHEDULE 4(C), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. All of such outstanding shares of the Company's capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth on SCHEDULE 4(C), no shares of capital stock of the Company (including the Shares and the Warrant Shares) or any of the Subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances. Except for the Securities and as disclosed in
SCHEDULE 4(C), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever to which the Company or any of its Subsidiaries is a party relating to the issuance by the Company or any of its Subsidiaries of securities or rights convertible into or exercisable or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or such Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on SCHEDULE 4(C), there are no securities or instruments containing anti-dilution or similar provisions that may be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Warrants or the Registration Rights Agreement and the holders of the securities and instruments listed on such SCHEDULE 4(C) have waived any rights they may have under such anti-dilution or similar provisions in connection with the issuance of the Securities in accordance with the terms of this Agreement, the Warrants or the Registration Rights Agreement. The Company has made available to each Purchaser true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("ARTICLES OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS") and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, except for stock options granted under any benefit plan of the Company.

      d. ISSUANCE OF SHARES. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes and Liens (other than those imposed through acts or omissions of the Purchaser thereof) and will not be subject to preemptive rights or other similar rights of shareholders of the Company. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and free from all taxes and Liens (other than those imposed through acts or omissions of the Purchaser thereof) and will not be subject to preemptive rights or other similar rights of shareholders of the Company.

      e. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the Warrant Shares and the issuance of the Warrants) will not (i) conflict with or result in a violation of the Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of the Purchasers) the United States federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws and other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act (and the rules promulgated thereunder) and any applicable state securities laws and assuming the accuracy of the representations and warranties of the Purchasers, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including without limitation the issuance and sale of the Shares and Warrants as provided hereby), the Warrants (including without limitation the issuance of the Warrant Shares) or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof.

      f. SEC DOCUMENTS; FINANCIAL STATEMENTS; CERTAIN ARRANGEMENTS.

            (i) Except as set forth on SCHEDULE 4(F)(I), since November 1, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has made publicly available via the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not have a Material Adverse Effect.

            (ii) The Company does not have any "off-balance sheet arrangements." For purposes of the preceding sentence, "off-balance sheet arrangement" means with respect to any Person, any securitization transaction to which it is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which it, whether or not a party to the arrangement, has, or in the future may have: (a) any obligation under a direct or indirect guarantee or similar arrangement; (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (c) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements; or (d) any obligation or liability, including a contingent obligation or liability, to the extent that it is not fully reflected in the financial statements (excluding the footnotes thereto) (for this purpose, obligations or liabilities that are not fully reflected in the financial statements (excluding the footnotes thereto) include, without limitation: (i) obligations that are not classified as a liability according to generally accepted accounting principles; (ii) contingent liabilities as to which, as of the date of the financial statements, it is not probable that a loss has been incurred or, if probable, is not reasonably estimable; or (iii) liabilities as to which the amount recognized in the financial statements is less than the reasonably possible maximum exposure to loss under the obligation as of the date of the financial statements, but exclude contingent liabilities arising out of litigation, arbitration or regulatory actions (not otherwise related to off-balance sheet arrangements)). SCHEDULE 4(F)(II) identifies all outstanding guarantees, letters of credit, performance bonds, assurance bonds, surety agreements, indemnity agreements and any other legally binding forms of assurance or guaranty in connection with the business of the Company.

      g. ABSENCE OF CERTAIN CHANGES. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in the SEC Documents, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to generally accepted accounting principles or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and stock purchase plans.

      h. ABSENCE OF LITIGATION. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries, or any of their directors or officers in their capacities as such which would have a Material Adverse Effect.

      i. INTELLECTUAL PROPERTY. The Company and each of its Subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as proposed to be conducted. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has received written notice that it is infringing upon or in conflict with any third party Intangibles. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or such Subsidiary's ownership or right to use its Intangibles. The Intangibles are valid and enforceable, and, without the Company intending to allow such result, no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses with such exceptions that would not and will not have a Material Adverse Effect. To the Company's knowledge, no Person is infringing on or violating the Intangibles owned or used by the Company.

      j. ENVIRONMENT. Except as disclosed in the SEC Documents (i) there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

      k. TITLE. The Company and each of its Subsidiaries has good title in fee simple to all real property and good title to all personal property owned by it which is material to its business, free and clear of all liens, encumbrances and defects except for such defects in title that, individually or in the aggregate, would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by the Company or such Subsidiary under valid, subsisting and enforceable leases with such exceptions which have not had and will not have a Material Adverse Effect.

      l. INSURANCE. Except as disclosed in the SEC Documents, the Company and its Subsidiaries maintain such insurance relating to their business, operations, assets, key-employees and officers and directors as is appropriate to their business, assets and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverage will be continued in full force and effect to and including the Closing Date other than insurance coverage in respect of which the failure to continue in full force and effect would not reasonably be expected to have a Material Adverse Effect.

      m. NO BROKERS. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

      n. TAX STATUS. The Company and each of its Subsidiaries has made or filed all material federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or the applicable Subsidiary has set aside on its books provisions adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no material unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns have been or is being audited by any taxing authority.

      o. NO GENERAL SOLICITATION. Neither the Company nor to the knowledge of the Company any Person participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation" or "general advertising" as such terms are used in Regulation D, with respect to any of the Securities being offered hereby.

      p. SECURITIES LAWS. Neither the Company, nor any Affiliate of the Company, nor any Person acting on its behalf or on behalf of such Affiliate, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act. Assuming the truth and accuracy of the Purchasers' representations and warranties, the offer, sale and delivery of shares of Common Stock upon exercise of the Warrants will be exempt from the registration requirements of Section 5 of the Securities Act.

      q. INTENTIONALLY DELETED.

      r. DISCLOSURE. All disclosure provided to the Purchasers regarding the Company, its business and the transactions anticipated hereby, including the SEC Documents and the Schedules and Exhibits to this Agreement, furnished by or on behalf of the Company or filed with the SEC, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

      s. INTERNAL ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles consistently applied and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      t.  TRANSACTIONS  WITH  AFFILIATES AND  EMPLOYEES.  Except as set forth on
SCHEDULE 4(T) or as disclosed in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. Since November 1, 2002, the Company has not (i) extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.
Schedule 4(t) identifies any loan or extension of credit maintained by the Company or any of its Subsidiaries to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

5.    COVENANTS AND OTHER AGREEMENTS.

      a. SATISFACTION OF CONDITIONS. The parties shall use their reasonable efforts to satisfy in a timely manner each of the conditions set forth in
Section 6 and Section 7 of this Agreement.

      b. FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

      c. REPORTING STATUS. So long as a Purchaser beneficially owns any Securities or has the right to acquire any Securities pursuant to this Agreement, the Company shall use all reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination (except to the extent all Purchasers can freely resell the Securities under Rule 144(k) under the Securities Act).

      d. USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Shares and the Warrants for general corporate purposes and working capital, but in no event shall the Company use such net proceeds to repurchase any outstanding securities of the Company.

      e. FINANCIAL INFORMATION.

                  (i) During the Registration Period (as defined in the Registration Rights Agreement), the Company agrees to send to each Purchaser within ten days after the filing with the SEC, to the extent not available through the SEC's EDGAR system, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy and information statements and any Current Reports on Form 8-K.

                  (ii) Beginning the date hereof,  the Company will provide RENN
            Capital Group, Inc., an affiliate of the Purchasers ("RENN"), with a weekly report showing the balance of cash available plus accounts receivable under 120 days.

      f. RESERVATION OF SHARES. The Company has and shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of the Shares as provided in
Section 2 hereof, and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required hereby and by the Warrants. The Company shall not reduce the number of shares of Common Stock reserved for issuance under this Agreement (except as a result of the issuance of the Shares hereunder) or the Warrants (except as a result of the issuance of the Warrant Shares upon the exercise of the Warrants) or the Registration Rights Agreement, without the consent of the Purchasers.

      g. LISTING. The Company will apply for the listing of the Shares and Warrant Shares, in each case, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed or quoted and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable hereunder and all Warrant Shares from time to time issuable upon exercise of the Warrants.

      h. NO INTEGRATED OFFERINGS. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of Securities to be integrated with any other non-exempt offering of securities.

      i. FURNISHING OF INFORMATION. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. During the earlier of (i) the date two (2) years from the Closing Date or (ii) as long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

      j. INTEGRATION. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

      k. INDEMNIFICATION. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling Person, employee or agent of a Purchaser or any of its Affiliates (a "RELATED PERSON") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any losses incurred in connection therewith, as such expenses or losses are incurred, excluding only losses that result directly from such Purchaser's or Related Person's gross negligence or willful misconduct. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any losses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

      l. BOARD OF DIRECTORS. The Company shall cause up to two (2) additional members of the Board of Directors of the Company designated by the Purchasers to be elected as members of the Company's Board of Directors at any such time as the Purchasers notify the Company of their intention to designate directors.

6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligation of the Company hereunder to issue and sell Shares and Warrants to a Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; PROVIDED, HOWEVER, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

      a. Each Purchaser shall have executed the signature pages to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

      b. Each Purchaser shall have delivered to the Company such Purchaser's Investment Amount in accordance with Section 2(b) above.

      c. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the Closing Date and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

7.    CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE SHARES AND WARRANTS.

      The obligation of each Purchaser hereunder to purchase Shares and Warrants to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, PROVIDED, HOWEVER, that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

      a. The Company shall have executed the signature pages to this Agreement and the Registration Rights Agreement and delivered the same to the Purchaser.

      b. The Company shall have delivered duly executed Transfer Agent Instructions executed by the Company and delivered to and acknowledged in writing by the Transfer Agent in the form attached hereto as EXHIBIT D in order to ensure delivery to Kirkpatrick & Lockhart LLP of duly executed certificates representing the number of Shares and duly executed Warrants as provided in
Section 2(b) hereof.

      c. The representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement, the Registration Rights Agreement and the Warrants.

8.    GOVERNING LAW MISCELLANEOUS.

      a. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. The Company and Purchasers hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in Dallas, Texas for the adjudication of any dispute brought by the Company or any Purchaser hereunder, in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding brought by the Company or any Purchaser, any claim that is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company and Purchasers hereby waive all rights to a trial by jury.

      b.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

      c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      e. ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and by the Purchasers. Any waiver by the Purchasers, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of any one or more of the Purchasers, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

          If to the Company:      CaminoSoft Corp.
                                  600 North Hampshire Road, Suite 105
                                  West Lake Village, California  91361
                                  Attn: Stephen Crosson, President
                                  Telephone:  (818) 707-2000
                                  Telecopier: (818) 707-1627

          With a copy to:         Loeb & Loeb LLP
                                  101000 Santa Monica Boulevard., Suite 2200
                                  Los Angeles, California 90067-4164
                                  Attn: David Ficksman, Esq.
                                  Telephone: (310) 282-2350
                                  Telecopier: (310) 282-2200

If to the Purchaser, to the address set forth under the Purchaser's name on the Execution Page hereto executed by such Purchaser. Each party hereto may from time to time change its address or facsimile number for notices under this
Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Purchasers to the Company, with a copy to David Ficksman, Esq., at the address specified above in this Section 8(f) and in the case of the Company to all of the Purchasers.

          With a copy to:          Kirkpatrick & Lockhart LLP
                                   2828 North Harwood Street, Suite 1800
                                   Dallas, Texas 75201
                                   Telephone: (214) 939-4900
                                   Telecopier: (214) 939-4949
                                   Attn:  Norman R. Miller, Esq.

      g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such "Purchaser." Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

      h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary and (in each case) may enforce the indemnity provisions directly against the parties with obligations thereunder.

      i. SURVIVAL. The representations and warranties of the Company and the agreements and covenants of the Company shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws.

      j. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      k. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Registration Rights Agreement and the Warrants. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement or the Warrants.

      l. DETERMINATIONS. All consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement to be binding upon a Purchaser shall be made by Purchasers that have invested more than fifty percent (50%) of the aggregate Investment Amounts invested by all Purchasers hereunder.

      m. FEES AND EXPENSES. At the Closing, the Company shall pay to RENN Capital Group, Inc. its legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents, which fees and expenses are estimated at $7,000. In lieu of the foregoing payment, RENN Capital Group, Inc. may retain such amount at the Closing or require the Company to pay such amount directly to Kirkpatrick & Lockhart LLP. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

      n. REPLACEMENT OF SECURITIES. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

      o. REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      p. ADJUSTMENTS IN SHARE NUMBERS AND PRICES. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

      q. INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are joint and not several with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                     EXHIBIT 4.8

      IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.



                                  COMPANY:

                                  CAMINOSOFT CORP.,
                                  a California corporation

                                  By:
                                     -------------------------------------------
                                     Stephen Crosson,  Chief Executive Officer

                                  THE PURCHASERS:

                                  BFSUS SPECIAL OPPORTUNITIES TRUST PLC

                                  By:
                                     -------------------------------------------
                                     Russell Cleveland, Director


                                  Address for notices:
                                  c/o RENN Capital Group, Inc.
                                  8080 N. Central Expressway, Suite 210-LB59
                                  Dallas, TX 75206
                                  Telecopier: (214) 891-8291

                                  RENAISSANCE US GROWTH & INVESTMENT TRUST PLC

                                  By:
                                     -------------------------------------------
                                  Russell Cleveland, Director


                                  Address for notices:
                                  c/o RENN Capital Group, Inc.
                                  8080 N. Central Expressway, Suite 210-LB59
                                  Dallas, TX 75206
                                  Telecopier: (214) 891-8291

                                  RENAISSANCE CAPITAL GROWTH & INCOME
                                    FUND III, INC.

                                  By: Renaissance Capital Group, Inc.,
                                      Investment Adviser

                                  By:
                                     -------------------------------------------
                                  Russell Cleveland
                                  President and CEO

                                  Address for notices:
                                  c/o RENN Capital Group, Inc.
                                  8080 N. Central Expressway, Suite 210-LB59
                                  Dallas, TX 75206
                                  Telecopier: (214) 891-8291

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

 PURCHASER                                              NO. OF SHARES        PRICE PER SHARE      INVESTMENT AMOUNT
 ---------                                              -------------        ---------------      -----------------
BFSUS Special Opportunities Trust Plc                     1,081,081               $0.37               $399,999.97

Renaissance US Growth & Investment Trust plc              1,081,081               $0.37               $399,999.97

Renaissance Capital Growth & Income Fund III, Inc.        1,081,081               $0.37               $399,999.97

 PURCHASER                                            NO. OF 2X WARRANTS    NO. OF 3X WARRANTS
 ---------                                            ------------------    ------------------
BFSUS Special Opportunities Trust Plc                      540,541               540,540

Renaissance US Growth & Investment Trust plc               540,541               540,540

Renaissance Capital Growth & Income Fund III, Inc.         540,541               540,540

                                   EXHIBIT B-1

                               Form of 2X Warrant

                                   EXHIBIT B-2

                               Form of 3X Warrant

                                    EXHIBIT C

                      Form of Registration Rights Agreement

                                    EXHIBIT D

                           Transfer Agent Instructions

                                  SCHEDULE 4(A)

                         Organization and Qualification

                                  SCHEDULE 4(B)

                           Authorization; Enforcement

                                  SCHEDULE 4(C)

                                 Capitalization

                                  SCHEDULE 4(D)

                               Issuance of Shares

                                SCHEDULE 4(F)(I)

            SEC Documents; Financial Statements; Certain Arrangements

                                SCHEDULE 4(F)(II)

                         Off-Balance Sheet Arrangements

                                  SCHEDULE 4(G)

                           Absence of Certain Changes

                                  SCHEDULE 4(L)

                                    Insurance

                                  SCHEDULE 4(T)

                   Transactions With Affiliates and Employees